UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TECOGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3536131
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

45 First Avenue Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-189042 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

ITEM 1.  Description of Registrant's Securities to be Registered.

The description of the common stock, $0.001 par value per share, of Tecogen Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Our Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2013 (Registration No. 333-189042), as amended from time to time thereafter (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

ITEM 2.  Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TECOGEN INC.
Dated: September 30, 2013
	By:	/s/ Bonnie J. Brown
Bonnie J. Brown
Chief Financial Officer